EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Simtrol, Inc. and Subsidiaries on Form S-8 File No. 33-44036, Form S-8 File No. 33-44035, Form S-3 File No. 33-55094, Form S-8 File No. 33-56856, Form S-8 File No. 33-72512, Form S-8 File No. 33-72512, Form S-8 File No. 33-81314, Form S-8 File No. 333-18237, Form S-8 File No. 333-18239, Form S-3 File No. 333-44407, Form S-3 Amendment No. 1 File No. 333-48635, Form S-8 File No. 333-83035, Form S-3 Amendment No. 3 File No. 333-87561, Form S-3 File No. 333-35578, Form SB-2 Amendment No. 1 File No. 333-128420, and Form SB-2 Amendment No. 1 File No. 333-120782 of our report, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, dated April 16, 2007, with respect to our audits of the consolidated financial statements of Simtrol, Inc. and Subsidiaries as of December 31, 2006 and for the years ended December 31, 2006 and 2005, which report is included in this Annual Report on Form 10-KSB of Simtrol, Inc. and Subsidiaries for the year ended December 31, 2006.

/s/ Marcum & Kliegman LLC

New York, New York
April 16, 2007